Exhibit 4.1
EXECUTION COPY
CIPHERGEN BIOSYSTEMS, INC.
as Issuer
7.00% CONVERTIBLE SENIOR NOTES DUE 2011

INDENTURE
Dated as of November 15, 2006

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

CROSS-REFERENCE TABLE

Trust Indenture
Act Section	Indenture Section
310 (a)(1)	5.11
(a)(2)	5.11
(a)(3)	N/a
(a)(4)	N/a
(a)(5)	5.11
(b)	5.3, 5.11
(c)	N/a
311 (a)	5.12
(b)	5.12
(c)	N/a
312(a)	2.10
(b)	13.3
(c)	13.3
313(a)	5.7
(b)(1)	N/a
(b)(2)	5.7
(c)	5.7, 14.2
(d)	5.7
314 (a)(1), (2), (3)	9.6, 13.6
(a)(4)	9.6, 9.7, 13.6
(b)	N/a
(c)(1)	13.5
(c)(2)	13.5
(c)(3)	N/a
(d)	N/a
(e)	13.6
(f)	N/a
315 (a)	5.1(a)
(b)	5.6, 13.2
(c)	5.1(b)
(d)	5.1(c)
(e)	4.14
316(a)(last sentence)	2.13
(a)(1)(A)	4.5
(a)(1)(B)	4.4
(a)(2)	N/a
(b)	4.7
(c)	7.4
317 (a)(1)	4.8

2

Trust Indenture
Act Section	Indenture Section
(a)(2)	4.9
(b)	2.5
318 (a)	13.1
(b)	N/A
(c)	13.1

“N/a” means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

3

i

Page
SECTION 13.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION	88
SECTION 13.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS	88
SECTION 13.8 SUCCESSORS AND ASSIGNS	88
SECTION 13.9 SEPARABILITY CLAUSE	88
SECTION 13.10 BENEFITS OF INDENTURE	88
SECTION 13.11 GOVERNING LAW	89
SECTION 13.12 COUNTERPARTS	89
SECTION 13.13 LEGAL HOLIDAYS	89
SECTION 13.14 RECOURSE AGAINST OTHERS	89
EXHIBITS

EXHIBIT A:	Form of Note	A-1
EXHIBIT B:	Regulation S Certificate	B-1
EXHIBIT C:	Rule 144A Certificate	C-1

v

          INDENTURE, dated as of November 15, 2006 between CIPHERGEN BIOSYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 6611 Dumbarton Circle, Fremont, CA 94555 (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
          The Company has duly authorized the creation of an issue of its 7.00% Convertible Senior Notes due 2011 (the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
          All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1 DEFINITIONS.
          “Act,” when used with respect to any Holder of a Note, has the meaning specified in Section 13.4(a) hereof.
          “Additional Interest” means any and all liquidated damages payable pursuant to Section 3 of the Registration Rights Agreement.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.
          “Board of Directors” means either the board of directors of the Company or any committee of that board empowered to act for it with respect to this Indenture.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, duly adopted by the Board of Directors and in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day,” when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.
          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all common stock and preferred stock.
          “Cedel” means Cedel Bank Societe Anonyme.
          “Change of Control” means an event or series of events in which:
          (a) any “person,” including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, of shares of Capital Stock of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any Subsidiary or any employee benefit plan of the Company; or
          (b) the Company (1) consolidates with or merges into any other corporation or business entity or conveys or transfers or leases all or substantially all of the assets of the Company to any other person, corporation or business entity or any other corporation or business entity merges into the Company, and (2) the holders of the Company’s Capital Stock immediately before such transaction own, directly or indirectly, less than 50% of the combined voting power of the outstanding voting securities of the corporation or business entity resulting from such transaction;
provided, however, that a Change of Control shall not be deemed to occur if either: (x) the Closing Price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days commencing immediately after the announcement of such Change of Control shall equal or exceed 105% of the conversion price of the Notes in effect on each Trading Day; or (y) at least 90% of the consideration in the Change of Control transaction consists of shares of common stock traded on a national securities exchange, including the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market, and as a result the Notes become convertible solely into such common stock.

          Beneficial ownership shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act (except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, either immediately or with the passage of time). The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
          “Closing Date” means November 15, 2006, or such later date on which the Notes may be delivered pursuant to the Exchange Agreements.
          “Closing Price” of any security on any date of determination means:
(1)	the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

(2)	if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed, including the closing sale price as reported by the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market;

(3)	if such security is not so listed, the closing sale price as quoted on any system of automated dissemination of quotation of securities prices;

(4)	if such security is not so quoted, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(5)	if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.
          “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 12.11 hereof, shares issuable on conversion of Notes shall include only shares of the class designated as Common Stock, par value $0.001 per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
          “Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
          “Company Notice” has the meaning specified in Section 11.2 hereof.
          “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or any Vice President, and delivered to the Trustee.
          “Conversion Agent” means any Person authorized by the Company to convert Notes in accordance with Article 12 hereof.
          “Conversion Price” has the meaning specified in Section 12.1 hereof.
          “Conversion Rate” has the meaning specified in Section 12.1 hereof.
          “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered (which at the date of execution of this Indenture is located c/o U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Corporate Trust Department), or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
          “Corporation” means a corporation, association, limited liability company, company or business trust.
          “Current Market Price” has the meaning specified in Section 12.4(g).
          “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
          “Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 2.17 hereof.
          “Depositary” means The Depository Trust Company, its nominees and their respective successors.
          “Dollar,” “U.S. Dollar” or “U.S. $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
          “DTC Participants” has the meaning specified in Section 2.8 hereof.

          “Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as the operator of the Euroclear System.
          “Event of Default” has the meaning specified in Section 4.1 hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Agreements” means, collectively, the Exchange and Redemption Agreements entered into by one of the Holders with the Company prior to the date of this Indenture pursuant to which the Company is issuing Notes to or to the account of such Holder.
          “Expiration Time” has the meaning specified in Section 12.4(f) hereof.
          “Fair market value” has the meaning set forth in Section 12.4(g) hereof.
          “FDA Approval Event” shall mean the public disclosure, as part of a Quarterly Report on Form 10-Q or on a Current Report on Form 8-K or otherwise, of the occurrence of an approval or clearance for commercial sale of any of the Company’s ovarian cancer tests by the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services.
          “Global Note” has the meaning specified in Section 2.2 hereof.
          “Holder,” when used with respect to any Note, means the Person in whose name the Note is registered in the Register.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (i) borrowed money; (ii) bonds, notes, debentures or similar instruments of indebtedness or letters of credit (or reimbursement agreements in respect thereof); (iii) banker’s acceptances; (iv) capital lease obligations; (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of such indebtedness (other than letters of credit and hedging obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with U.S. Generally Accepted Accounting Principals and (vi) any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness or other obligations of another Person referred to in clauses (i) through (v) above if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount.
          “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
          “Interest Payment Date” means each of March 1 and September 1, beginning March 1, 2007.

          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
          “Non-Electing Share” has the meaning specified in Section 12.11 hereof.
          “Notes” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”
          “Officer” of the Company means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President, the Secretary or Assistant Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by (a) the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President of the Company and (b) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
          “Offshore Global Note” has the meaning set forth in Section 2.2.
          “Offshore Physical Note” has the meaning set forth in Section 2.2.
          “Offshore Restriction Date” has the meaning specified in Section 2.3(a)(iii).
          “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company) and which opinion is acceptable to the Trustee.
          “Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except Notes:
(1)	previously canceled by the Trustee or delivered to the Trustee for cancellation;

(2)	for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

(3)	which have been paid, in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company.

          “Parity Indebtedness” shall mean any Indebtedness of the Company that is on a parity with the Notes in terms of priority of payment in the event of a liquidation of the Company.
          “Paying Agent” has the meaning specified in Section 2.5 hereof.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.
          “Physical Notes” has the meaning specified in Section 2.2 hereof.
          “Place of Conversion” means any city in which any Conversion Agent is located.
          “Place of Payment” means any city in which any Paying Agent is located.
          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.12 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
          “premium” means any premium payable under the terms of the Notes, including, without limitation, any Make-Whole Premium.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Quest Diagnostics Indebtedness” means the Indebtedness incurred pursuant to the Credit Agreement, dated July 22, 2005, between the Company and Quest Diagnostics Incorporated, as in effect as of the date hereof.
          “Record Date” means either a Regular Record Date or a Special Record Date, as the case may be, provided that, for purposes of Section 12.4 hereof, Record Date has the meaning specified in 12.4(g) hereof.
          “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price” has the meaning specified in Section 10.1(b) hereof.
          “Reference Dealer” means a dealer engaged in the trading of convertible securities.
          “Reference Period” has the meaning set forth in Section 12.4(d) hereof.
          “Register” has the meaning specified in Section 2.5 hereof.
          “Registrar” has the meaning specified in Section 2.5 hereof.

          “Registration Rights Agreement” means the Registration Rights Agreement dated as of November 15, 2006 between the Company and the initial beneficial holders, as the same may be amended or modified from time to time in accordance with the terms thereof.
          “Regular Record Date” for the interest on the Notes (including Additional Interest, if any) payable means the close of business on the February 15 or August 15 (whether or not a Business Day), as the case may be, preceding an Interest Payment Date.
          “Repurchase Date” has the meaning specified in Section 11.1 hereof.
          “Repurchase Price” has the meaning specified in Section 11.1 hereof.
          “Repurchase Right” has the meaning specified in Section 11.1 hereof.
          “Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, the treasurer, any assistant treasurer, the managing director or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Restricted Securities” means the Notes defined as such in Section 2.3 hereof.
          “Restricted Securities Legend” has the meaning set forth in Section 2.3(a) hereof.
          “Restricted Subsidiary” means any direct or indirect Subsidiary of the Company that constitutes a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, 17 CFR 210 et seq.
          “Rule 144” means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.
          “Rule 144A” means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.
          “SEC” means the Securities and Exchange Commission or any successor thereto.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Senior Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary that is senior to the Notes in terms of priority of payment in the event of a liquidation, including any Indebtedness secured by any assets of the Company or any Restricted Subsidiary.
          “Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

          “Significant Subsidiary” has the meaning set forth in Rule 1-02(w) promulgated by the SEC.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.17 hereof.
          “Strategic Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred with commercial partners the proceeds of which are utilized in connection with an alliance with such commercial partner(s) to develop technology or products or services that the Board of Directors of the Company determines to be strategic to the business of the Company or its Restricted Subsidiaries, provided that the terms of such Indebtedness are similar to the terms of the Quest Diagnostics Indebtedness.
          “Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.
          “Successor Company” has the meaning specified in Section 6.1.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa- 77bbbb), as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.
          “Trading Day” means:
(1)	if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange (including the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market), a day on which the New York Stock Exchange or such other national security is open for business;

(2)	if the applicable security is traded or listed on a national securities exchange, and is quoted on any system of automated dissemination of quotation of securities prices, a day on which quotations may be made thereon;

(3)	if the applicable security is not so quoted, any day on which the applicable security is traded regular way in the over-the-counter market and for which a closing bid and a closing ask price for the applicable security are available; or

(3)	if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          “Transfer Agent” means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes, initially U.S. Trust Company, National Association.
          “Trigger Event” has the meaning specified in Section 12.4(d) hereof.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
          “U.S. Global Note” has the meaning specified in Section 2.2.
          “U.S. Government Obligations” means: (1) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the issuer thereof.
          “U.S. Physical Note” has the meaning specified in Section 2.2.
          “Vice President,” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
          “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
          “VWAP” means, on any Trading Day, the volume-weighted average price per share on such date for the Common Stock as reported in composite transactions on the over-the-counter market or the principal United States national securities exchange on which the Common Stock is traded or, if the Common Stock is not traded on the over –the-counter market or listed on a United States national securities exchange, or as provided in the immediately following sentence herein, in all cases, from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, as displayed by Bloomberg or such other comparable service that has replaced Bloomberg. If such volume-weighted average price is not available, then the Board of Directors will determine the amount to be used as the volume-weighted average price.
     SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:

          “indenture securities” means the Notes;
          “indenture security holder” means a Holder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes means the Company and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     SECTION 1.3 RULES OF CONSTRUCTION.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

(3)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
THE NOTES
     SECTION 2.1 TITLE AND TERMS.
          The Notes shall be known and designated as the “7.00% Convertible Senior Notes due 2011” of the Company. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $18,000,000; except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.7, 2.8, 2.9, 2.12, 7.5, 10.7, 11.1 or 12.2 hereof. The Notes shall be issuable in denominations of $1,000 or integral multiples thereof.
          The Notes shall mature on September 1, 2011.

          Interest shall accrue from November 15, 2006 at the Interest Rate per annum until the principal thereof is paid or made available for payment pursuant to the terms of this Indenture. Interest shall be payable semiannually in arrears on March 1 and September 1 in each year, commencing March 1, 2007. The “Interest Rate” shall be equal to 7.00% per annum unless and until an FDA Approval Event shall have occurred, and thereafter, as of the date of public disclosure of such FDA Approval Event, 4.00% per annum. In the event the interest rate is reduced to 4.00% because of an FDA Approval Event, the Company shall provide notice of such reduction to the Trustee in accordance with Section 13.2 of this Indenture.
          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.
          Except as provided below in this paragraph, a Holder of any Note shall not be entitled to receive any interest (including Additional Interest, if any) that has accrued on such Note if such Note is converted into Common Stock on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted into Common Stock the number of shares issuable upon conversion, together with a cash payment, if any, in lieu of fractional shares, the Company shall be deemed to have satisfied its obligation with respect to such Note. Accordingly, accrued but unpaid interest shall be deemed to be paid in full rather than canceled, extinguished or forfeited. If a Holder of any Note converts such Note after a Regular Record Date but prior to the corresponding Interest Payment Date, such Holder shall be entitled to receive on the Interest Payment Date interest accrued and paid on such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Company an amount equal to the interest (including Additional Interest, if any) that will be paid on the Notes being converted on the Interest Payment Date. The preceding sentence does not apply to Notes that are converted after being called by the Company for redemption. In the event that the Company calls any Notes for redemption on a date that is after a Record Date for an interest payment but prior to the corresponding Interest Payment Date, and prior to the redemption date a Holder of any Note chooses to convert such Note, such Holder shall not be required to pay the Company at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on the date that has been fixed for redemption. Accrued but unpaid interest will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default. Notwithstanding anything to the contrary in the foregoing, for any conversion of any Note by a Holder prior to October 31, 2008, such Holder shall be entitled to receive interest upon such conversion in accordance with Section 12.1 hereof.
          Principal of, and premium, if any, and interest on, Global Notes shall be payable to the Depositary in immediately available funds.
          Principal and premium, if any, and interest on maturity, on Physical Notes shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes (other than at maturity) will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder, of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.
          The Notes shall be redeemable at the option of the Company as provided in Article 10 hereof.
          The Notes shall have a Repurchase Right exercisable at the option of Holders as provided in Article 11 hereof.
          The Notes shall be convertible as provided in Article 12 hereof.
     SECTION 2.2 FORM OF NOTES.
          The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form annexed hereto as Exhibit A, which is incorporated in and made a part of this Indenture. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.
          Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially only in the form of one or more permanent global Notes (each, a “U.S. Global Note”) in registered form without interest coupons, in substantially the form set forth in Exhibit A and, except as otherwise provided in Section 2.3(a)(iii), shall contain the Restrictive Securities Legend as set forth in Section 2.3(a)(i).
          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially only in the form of one or more permanent global Notes (each, an “Offshore Global Note” and, together with the U.S. Global Note, the “Global Notes”) in registered form without interest coupons in substantially the form set forth in Exhibit A and, except as otherwise provided in Section 2.3(a)(iii), shall contain the Restrictive Securities Legend as set forth in Section 2.3(a)(i). Notes issued pursuant to Section 2.8(d) in exchange for or upon transfer of beneficial interests in the U.S. Global Note shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the “U.S. Physical Notes”), and Notes issued pursuant to Section 2.8(d) in exchange for or upon transfer of beneficial interests in the Offshore Global Note shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the “Offshore Physical Notes”).
          The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the “Physical Notes.”

          The Global Notes shall be:
(1)	duly executed by the Company and authenticated by the Trustee as hereinafter provided;

(2)	registered in the name of the Depositary (or its nominee) for credit to the respective accounts of the Holders at the Depositary; and

(3)	deposited with the Trustee, as custodian for the Depositary.
          The Global Notes shall be substantially in the form of the Note set forth in Exhibit A annexed hereto (including the text and schedule called for by footnote 1 and 2 thereto). The aggregate principal amount of the Global Notes may from time to time be increased or decreased (which, taken together with the principal amounts of all other outstanding Global Notes shall not exceed $18,000,000 in the aggregate at any time) by adjustments made on the records of the Trustee, as custodian for the Depositary (or its nominee), in accordance with the instructions given by the Holder thereof, as hereinafter provided.
          The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.
     SECTION 2.3 LEGENDS.
          (a) RESTRICTED SECURITIES LEGENDS.
          Each Note issued hereunder and any Common Stock issued upon conversion of a Restricted Security shall, upon issuance, bear the legend set forth in Section 2.3(a)(i) or Section 2.3(a)(ii) (each, a “Restricted Securities Legend”), as the case may be, and such legend shall not be removed except as provided in Section 2.3(a)(iii). Each Note that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(i) (together with any Common Stock issued upon conversion of the Notes and required to bear the Restricted Securities Legend set forth in Section 2.3(a)(ii), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.3(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.
          As used in Section 2.3(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
          (i) RESTRICTED SECURITIES LEGEND FOR RESTRICTED SECURITIES.
          Except as provided in Section 2.3(a)(iii), until two years after the original issuance date of any Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.3(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:
“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.
THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.”

          (ii) RESTRICTED SECURITIES LEGEND FOR COMMON STOCK ISSUED UPON CONVERSION OF NOTES.
          Except as provided in Section 2(a)(iii), until two years after the original issuance date of any Note, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a Restricted Securities Legend in substantially the following form:
“THIS SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE COMMON STOCK REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER HEREOF IS HEREBY NOTIFIED THAT THE SELLER HEREOF MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.
THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SHARES OF COMMON STOCK REPRESENTED HEREBY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITIES REPRESENTED HEREBY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.
THIS CERTIFICATE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THE SECURITIES REPRESENTED HEREBY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED BY

THE ACCEPTANCE HEREOF TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.”
As used herein, the terms “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.”
          (iii) REMOVAL OF THE RESTRICTED SECURITIES LEGENDS.
          Each Note or share of Common Stock issued upon conversion of such Note shall bear the Restricted Securities Legend set forth in Section 2.3(a)(i) or 2.3(a)(ii), as the case may be, until the earlier of:
               (A) two years after the original issuance date of such Note, in the case of each U.S. Global Note and each U.S. Physical Note, and one year after the original issue date of each Note, in the case of each Offshore Global Note and each Offshore Physical Note (such date being referred to as the “Offshore Restriction Date”);
               (B) such Note or Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale);
               (C) such Common Stock has been issued upon conversion of Notes that have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale);
               (D) the date when holders of such Note or Common Stock are able to sell such Note or Common Stock immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act;
               (E) such Note or Common Stock is owned by holders who complete and deliver in a timely manner the Selling Securityholder Notice and Questionnaire described in the Registration Rights Agreement and dispose of such Note or Common Stock under the shelf registration statement described in the Registration Rights Agreement.
The Holder must give written notice thereof to the Trustee and any transfer agent for the Common Stock, as applicable.
          Notwithstanding the foregoing, the Restricted Securities Legend may be removed if there is delivered to the Company such satisfactory evidence, including, at the Company’s request, an opinion of independent counsel (which may rely as to facts upon a certificate of the holder of the Notes or Common Stock), as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note or Common Stock will not violate the registration requirements of the

Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver in exchange for such Notes another Note or Notes having an equal aggregate principal amount that does not bear such legend. If the Restricted Securities Legend has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.
          Any Note (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(i) as set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.7 hereof, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(i).
          Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(ii) as set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(ii).
          (b) GLOBAL NOTE LEGEND.
          Each Global Note shall also bear the following legend on the face thereof:
     “THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE O R IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTS (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     SECTION 2.4 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.
          Two Officers shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, specifying each Note to be authenticated, the principal amount, the date of the original issue, the registered holder and delivery instructions and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.
          Each Note shall be dated the date of its authentication.
          No Note shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
          The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
     SECTION 2.5 REGISTRAR AND PAYING AGENT.
          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Notes. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.
          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)	hold all sums held by it for the payment of the principal of and premium, if any, or interest (including Additional Interest, if any) on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

(2)	give the Trustee notice of any Default by the Company in the making of any payment of principal and premium, if any, or interest (including Additional Interest, if any); and

(3)	at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company shall give prompt written notice to the Trustee of the name and address of any Paying Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its subsidiaries or the Affiliates of the foregoing shall act:
          (i) as Paying Agent in connection with redemptions, offers to purchase and discharges, as otherwise specified in this Indenture, and
          (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.
          The Company hereby initially appoints the Trustee as Registrar and Paying Agent for the Notes.
     SECTION 2.6 PAYING AGENT TO HOLD ASSETS IN TRUST.
          Not later than 8:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest (including Additional Interest, if any) on any Notes, the Company shall deposit with one or more Paying Agents money in immediately available funds sufficient to pay such principal, premium, if any, and interest (including Additional Interest, if any) so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee.
          If the Company shall act as a Paying Agent, it shall, prior to or on each due date of the principal of and premium, if any, or interest (including Additional Interest, if any) on any of the Notes, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay the principal and premium, if any, or interest (including Additional Interest, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

     SECTION 2.7 GENERAL PROVISIONS RELATING TO TRANSFER AND EXCHANGE.
          The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry.
          Notwithstanding the foregoing, in the case of a Restricted Security, a beneficial interest in a Global Note being transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144 and Rule 144A may only be transferred for a Physical Note.
          Transfer of any shares of Common Stock issued upon conversion of any Note that are Restricted Securities may only be effected by written application to the transfer agent for the Common Stock stating the name of the proposed transferee and otherwise complying with the requirements set forth in Section 2.3(a) and any other requirements put in place by the Company or such transfer agent. No such transfer shall be effected until, and such transferee shall succeed to the rights of a holder of such Common Stock only upon, final acceptance and registration of the transfer by the Company and such transfer agent. Furthermore, any such holder by acceptance of such Common Stock issued upon conversion of any Restricted Security, agrees that transfers of beneficial interests in such Common Stock may be effected only through a book-entry system maintained by the holder of such Common Stock (or its agent) and that ownership of a beneficial interest in the Common Stock shall be required to be reflected in a book-entry.
          When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4 hereof, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.14, 7.5 or 10.7 hereof).
          Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Notes:

(1)	for a period of 15 Business Days prior to the day of any selection of Notes for redemption under Article 10 hereof;

(2)	so selected for redemption or, if a portion of any Note is selected for redemption, such portion thereof selected for redemption; or

(3)	surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion.
     SECTION 2.8 BOOK-ENTRY PROVISIONS FOR THE GLOBAL NOTES.
          (a) The Global Notes initially shall:
          (i) be registered in the name of the Depositary (or a nominee thereof);
          (ii) be delivered to the Trustee as custodian for such Depositary; and
          (iii) bear the Restricted Securities Legend as set forth in Section 2.3(a)(i) hereof.
          Members of, or participants in, the Depositary (“DTC Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the DTC Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
          (b) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          (c) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.9 hereof.
          (d) If at any time:
          (i) the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Notes, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Notes is not appointed by the Company within 90 days of such notice or cessation;
          (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive form under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes; or
          (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Notes in exchange for such Global Note or Global Notes, the Depositary shall surrender such Global Note or Global Notes to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Notes, shall authenticate and deliver in exchange for such Global Note or Global Notes, Physical Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Physical Notes shall be registered in such names as the Depositary (or any nominee thereof) shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes.
          (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to beneficial owners pursuant to Section 2.8(d) hereof, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred.
          (f) Notwithstanding anything in this Indenture to the contrary, to the extent the procedures of the Depositary shall from time to time conflict with the procedures set forth in this Indenture, the procedures of the Depositary shall control for so long as the Depositary remains depositary for the Global Notes.
     SECTION 2.9 SPECIAL TRANSFER PROVISIONS.
          (a) GENERAL. The provisions of this Section 2.9 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note. The Company shall, as promptly as practicable upon receipt of a written notice from any Holder wishing to effectuate a transfer pursuant to Regulation S, cause an Offshore Global Note to be executed, authenticated and delivered as set forth in Section 2.4, in order to facilitate such transfer.
          (b) CERTAIN DEFINITIONS. As used in this Section 2.9 only, “delivery” of a certificate by a transferee or transferor means the delivery to the Registrar by such transferee or transferor of the applicable certificate duly completed; “holding” includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; “transferring” a Global Note means transferring that portion of the principal amount of the transferor’s beneficial interest therein that the transferor has notified the Registrar that it has agreed to transfer; and “transferring” a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Registrar that it has agreed to transfer.
          As used in this Indenture, “Regulation S Certificate” means a certificate substantially in the form set forth in Exhibit B; “Rule 144A Certificate” means a certificate substantially in the form set forth in Exhibit C; and “Rule 144 Non-Registration and Supporting Evidence” means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144.
          (c) DEEMED DELIVERY OF A RULE 144A CERTIFICATE IN CERTAIN CIRCUMSTANCES. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it is a qualified institutional buyer within the meaning of Rule 144A and, if applicable, it holds a reasonable belief that each account for which it is acting in connection with the relevant transfer is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) if at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, prior to the proposed date of transfer the transferee has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (B) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.
          (d) PROCEDURES AND REQUIREMENTS.
               (1) if the proposed transfer occurs prior to the Offshore Restriction Date, and the proposed transferor holds:
               (A) a U.S. Physical Note which is surrendered to the Registrar, and the proposed transferee or transferor, as applicable:
                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note;
                    (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through a member of, or participant in, the Depository (an “Agent Member”) and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or
                    (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in an Offshore Global Note, then, if an Offshore Global Note was theretofore issued, the Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.
          In any of the cases described in this Section 2.9(e)(1)(A), the Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.
               (B) an interest in the U.S. Global Note, and the proposed transferee or transferor, as applicable:
                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or
                    (ii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in an Offshore Global Note, then, if an Offshore Global Note was theretofore issued, the Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.
               (C) an interest in an Offshore Global Note, and the proposed transferee or transferor, as applicable:
                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or
                    (ii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in an Offshore Global Note, then, if an Offshore Global Note was theretofore issued, the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until one year after the original issuance of any Note, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.
               (2) If the proposed transfer occurs on or after the Offshore Restriction Date, and the proposed transferor holds:
               (D) a U.S. Physical Note which is surrendered to the Registrar, and the proposed transferee or transferor, as applicable:
                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 2.9(e)(1)(A)(i) shall apply.
                    (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then, if an Offshore Global Note was theretofore issued, the procedures set forth in Section 2.9(e)(1)(A)(ii) shall apply; or
                    (iii) delivers a Regulation S Certificate, then the Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:
     (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or
     (y) if the proposed transferee is or is acting through an Agent Member, and if an Offshore Global Note was theretofore issued, record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.
          In any of the cases described in this Section 2.9(e)(2)(A)(i), (ii) or (iii)(x), the Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.
               (E) an interest in the U.S. Global Note, and the proposed transferee or transferor, as applicable:
                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 2.9(e)(1)(B)(i) shall apply; or
                    (ii) delivers a Regulation S Certificate, then the Registrar shall (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, if the proposed transferee is or is acting through an Agent Member and if an Offshore Global Note was theretofore issued,, record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease.
               (F) an Offshore Physical Note which is surrendered to the Registrar, and the proposed transferee or transferor, as applicable:
                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;
                    (ii) where the proposed transferee is or is acting through an Agent Member and, if an Offshore Global Note was theretofore issued, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                    (iii) does not make a request covered by Section 2.9(e)(2)(C)(i) or Section 2.9(e)(2)(C)(ii), then the Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.
          In any of the cases described in this Section 2.9(e)(2)(C), the Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.
               (G) an interest in an Offshore Global Note, and the proposed transferee or transferor, as applicable:
                    (i) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or
                    (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.
          (e) EXECUTION, AUTHENTICATION AND DELIVERY OF PHYSICAL NOTES. In any case in which the Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.
          (f) CERTAIN ADDITIONAL TERMS APPLICABLE TO PHYSICAL NOTES. Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations, and the Registrar shall comply with such request if all other transfer restrictions are satisfied.
          (g) Transfers Not Covered by Section 2.9(e).
                    (i) The Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer of Notes not otherwise permitted by Section 2.9(e), such recording to be done in accordance with the otherwise applicable provisions of Section 2.9(e), upon the furnishing by the proposed transferor or transferee of a Rule 144 Non-Registration Opinion and Supporting Evidence.

               (ii) Transfers of Common Stock issued upon conversion of any Restricted Security will be effected according to the policies and procedures of the Company, the Depositary and the transfer agent for such Common Stock, and may require, but is not limited to, delivery of certification by the holder of such Common Stock in a form substantially the same as the Rule 144A Certificate, the Regulation S Certificate and/or Rule 144 Non-Registration and Supporting Evidence.
          (h) GENERAL. By its acceptance of any Note or shares of Common Stock issuable upon conversion of the Notes bearing the Restricted Securities Legend, each Holder of such Note or shares of Common Stock issuable upon conversion of the Notes acknowledges the restrictions on transfer of such Note and such Common Stock set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Note and such Common Stock only as provided in the Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture.
          In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act. The Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.8 hereof or this Section 2.9. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     SECTION 2.10 HOLDER LISTS.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee every six months (prior to or on each Interest Payment Date) and at such other times as the Trustee may reasonably request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as the case may be, and the Company shall otherwise comply with Section 312(a) of the TIA.
     SECTION 2.11 PERSONS DEEMED OWNERS.
          The Company, the Trustee and any agent of the Company or the Trustee may treat the registered Holder of a Global Note as the absolute owner of such Global Note for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Note is overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein. The Company, the

Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest (including Additional Interest, if any) on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.
     SECTION 2.12 MUTILATED, DESTROYED, LOST OR STOLEN NOTES.
          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          If there is delivered to the Company and the Trustee
(1)	evidence to their satisfaction of the destruction, loss or theft of any Note, and

(2)	such Note or indemnity as may be required by either of them to save each of them and any agent of either of them harmless against any cost, expense, loss or liability if any replaced Note is subsequently presented or claimed for payment, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon written request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note, upon satisfaction of the condition set forth in the preceding paragraph.
          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.13 TREASURY NOTES.
          In determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only such Notes of which the Trustee has received written notice and are so owned shall be so disregarded.
     SECTION 2.14 TEMPORARY NOTES.
          Pending the preparation of Notes in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in definitive form. Without unreasonable delay, the Company will execute and deliver to the Trustee Notes in definitive form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Notes in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in definitive form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in definitive form authenticated and delivered hereunder.
     SECTION 2.15 CANCELLATION.
          All Notes surrendered for payment, redemption, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered shall be canceled promptly by the Trustee, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall destroy canceled Notes and, after such destruction, shall deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless the same are delivered to the Trustee for cancellation.

     SECTION 2.16 CUSIP NUMBERS.
          The Company in issuing the Notes or shares of Common Stock which are Restricted Securities may use “CUSIP” numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange of Notes as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or the Common Stock, as the case may be, or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes or the Common Stock, and any such redemption of the Notes shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.
     SECTION 2.17 DEFAULTED INTEREST.
          If the Company fails to make a payment of interest (including Additional Interest, if any) on any Note when due and payable (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest (calculated using the Interest Rate), in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent Special Record Date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Company shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Company shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest (and such Additional Interest, if any) to be paid.
ARTICLE III
SATISFACTION AND DISCHARGE
     SECTION 3.1 SATISFACTION AND DISCHARGE OF INDENTURE.
When:
(1)	the Company shall deliver to the Trustee for cancellation all Notes previously authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Notes shall have been authenticated and delivered) and not previously canceled, or

(2)	(A) all the Notes not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption,

(B) the Company shall deposit with the Trustee, in trust, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, or interest (including Additional Interest, if any) on all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal, premium, if any, or interest (including Additional Interest, if any) are due to such date of maturity or redemption, as the case may be, and (C) the Company shall have delivered to the Trustee an Officers’ Certificate stating that (i) all conditions to satisfaction and discharge of this Indenture have been satisfied, and (ii) the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company of others, and if, in the case of either clause (1) or (2), the Company shall also pay or cause to be paid all other sums payable hereunder to the Trustee and otherwise by the Company, then this Indenture shall cease to be of further effect (except as to:
     (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest (including Additional Interest, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and
     (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Company shall reimburse the Trustee for all amounts due the Trustee under Section 5.8 hereof and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     SECTION 3.2 DEPOSITED MONIES TO BE HELD IN TRUST.
          Subject to Section 3.3 hereof, all monies deposited with the Trustee pursuant to Section 3.1 hereof shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 13 hereof, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Additional Interest, if any). All monies deposited with the Trustee pursuant to Section 3.1 hereof (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request of the Company.
     SECTION 3.3 RETURN OF UNCLAIMED MONIES.
          Anything contained herein to the contrary notwithstanding, and subject to any applicable law, any money held by the Trustee in trust for the payment and discharge of the principal, interest (including Additional Interest, if any) or premium, if any, on any of the Notes which remains unclaimed for two years after the date when each payment of such principal, interest and premium has become payable shall be repaid within sixty days of such date by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Company for the payment of the principal, interest (including Additional Interest, if any) and premium, if any, on such Notes. The Company may cause, or, if requested by the Company, the Trustee shall cause notice of such payment to the Company to be mailed to each Holder of a Note entitled thereto prior to such payment. The Trustee shall not be liable to the Company or any Holder for interest on funds held by it for the payment and discharge of the principal, interest (including Additional Interest, if any) or premium, if any, on of any of the Notes to any Holder. The Company shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.
ARTICLE IV
DEFAULTS AND REMEDIES
     SECTION 4.1 EVENTS OF DEFAULT.
          An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) default in the payment of principal of (or premium, if any, on) any Note at its stated maturity, upon redemption or exercise of a Repurchase Right or otherwise;
          (b) default in the payment of interest or Additional Interest, if any, on any Note when due and payable and continuance of such default for a period of 30 days;

          (c) default in the performance or breach of any term, covenant or agreement of the Company in this Indenture or under the Notes and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
          (d) failure to comply with Section 9.9 hereof, where such failure continues for a period of 30 consecutive days from the date on which the Company first fails to comply with the provision of Section 9.9;
          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries, whether such indebtedness now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of such indebtedness prior to the expiration of the applicable grace period, if any, provided in such indebtedness (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;
          (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
          (g) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or
          (h) failure to provide the notice required under this Indenture upon a Change of Control.
     SECTION 4.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.
          (a) If an Event of Default with respect to Outstanding Notes (other than an Event of Default with respect to the Company specified in Section 4.1(f) or 4.1 (g) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, by written notice to the Company specifying such Event of Default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, may declare due and payable 100% of the principal amount of all Outstanding Notes plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.
          (b) If an Event of Default with respect to the Company specified in Section 4.1(f) or 4.1(g) hereof occurs, all unpaid principal and accrued and unpaid interest (including Additional Interest, if any) on the Outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.
          (c) The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Notes, or (b) by the adoption of a resolution by Holders of a majority in aggregate principal amount of the Outstanding Notes represented at a meeting of Holders at which a quorum (as prescribed in Section 8.4) is present, may rescind and annul an acceleration and its consequences if:
(1)	all existing Events of Default, other than the nonpayment of principal of or interest (including Additional Interest, if any) on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

(2)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
provided, however, that in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 4.1(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have waived, cured, rescinded or annulled their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or waiver, cure, rescission or annullment as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.
     SECTION 4.3 OTHER REMEDIES.
          If an Event of Default with respect to Outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes.
          The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 4.4 WAIVER OF PAST DEFAULTS.
          The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Notes, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum (as prescribed in Section 8.4) is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:
(1)	in the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note (provided, however, that subject to Section 4.7 hereof, the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);

(2)	in respect of a covenant or provision hereof which, under Section 7.2 hereof, including Section 7.2(g), cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.
          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     SECTION 4.5 CONTROL BY MAJORITY.
          The Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:
(1)	conflicts with any law or with this Indenture;

(2)	the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

(3)	may expose the Trustee to personal expense or liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     SECTION 4.6 LIMITATION ON SUIT.
          No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(1)	such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(2)	the Holder of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(4)	the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(5)	during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);
PROVIDED, HOWEVER, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.
     SECTION 4.7 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT.
          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest (including Additional Interest, if any) on such Note on the stated maturity expressed in such Note, in the case of redemption, on the Redemption Date, and in the case of the exercise of a Repurchase Right, on the Repurchase Date, and to bring suit for the enforcement of any such payment on or after such respective dates, and such right shall not be impaired or affected without the consent of such Holder.
     SECTION 4.8 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY THE TRUSTEE.
          The Company covenants that if:
(1)	a default is made in the payment of any interest (including Additional Interest, if any) on any Note when such interest (including Additional Interest, if any) becomes due and payable and such default continues for a period of 30 days, or

(2)	a default is made in the payment of the principal of or premium, if any, on any Note at the maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2 hereof) on such Notes for principal and premium, if any, and interest (including Additional Interest, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Additional Interest, if any), calculated using the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.
          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     SECTION 4.9 TRUSTEE MAY FILE PROOFS OF CLAIM.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest (including Additional Interest, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(1)	to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Additional Interest, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

(2)	to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.
          Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.
     SECTION 4.10 RESTORATION OF RIGHTS AND REMEDIES.
          If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 4.11 RIGHTS AND REMEDIES CUMULATIVE.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.12, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 4.12 DELAY OR OMISSION NOT WAIVER.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.
     SECTION 4.13 APPLICATION OF MONEY COLLECTED.
          Subject to Article 13, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Additional Interest, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee;

          SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest (including Additional Interest, if any), respectively; and
          THIRD: Any remaining amounts shall be repaid to the Company.
     SECTION 4.14 UNDERTAKING FOR COSTS.
          All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note on or after the stated maturity expressed in such Note (or, in the case of redemption or exercise of a Repurchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Note in accordance with Article 12.
     SECTION 4.15 WAIVER OF STAY OR EXTENSION LAWS.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE V
THE TRUSTEE
     SECTION 5.1 CERTAIN DUTIES AND RESPONSIBILITIES.
          (a) Except during the continuance of an Event of Default,
(1)	The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(2)	In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein); and

(3)	The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article V.
          (b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)	This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

(2)	The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority in principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
          (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).
          (f) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note, note, coupon, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may, but shall have no duty or obligation to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation or lack thereof.
          (h) The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 13.2 hereof, and such notice references the Notes and this Indenture.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.
     SECTION 5.2 CERTAIN RIGHTS OF TRUSTEE.
          Subject to the provisions of Section 5.1 hereof and subject to Section 315(a) through (d) of the TIA:
(1)	The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(3)	The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(4)	The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes negligence.

(5)	The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(7)	The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(8)	Delivery of reports, information and documents to the Trustee under Article IX (other than Section 9.7) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Company compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates of the Company).
     SECTION 5.3 INDIVIDUAL RIGHTS OF TRUSTEE.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 5.11 and 5.12 hereof.

     SECTION 5.4 MONEY HELD IN TRUST.
          Money held by the Trustee in trust hereunder shall be segregated from other funds. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.
     SECTION 5.5 TRUSTEE’S DISCLAIMER.
          The recitals contained herein and in the Notes (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.
     SECTION 5.6 NOTICE OF DEFAULTS.
          Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders pursuant to Section 13.2 hereof, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or premium, if any, or interest (including Additional Interest, if any), or in the payment of any redemption or repurchase obligation on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.
     SECTION 5.7 REPORTS BY TRUSTEE TO HOLDERS.
          The Trustee shall transmit to Holders and to such other Persons as may be required by Section 313(c) of the TIA such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.
          A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes become listed on any stock exchange.
     SECTION 5.8 COMPENSATION AND INDEMNIFICATION.
          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its gross negligence or bad faith. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1 hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the gross negligence or willful misconduct of such Persons. The obligations of the Company under this Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. “Trustee” for purposes of this Section 5.8 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.
     SECTION 5.9 REPLACEMENT OF TRUSTEE.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.9.
          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of at least a majority in aggregate principal amount of Outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:
          (i) the Trustee fails to comply with Section 5.11 hereof or Section 310 of the TIA;
          (ii) the Trustee becomes incapable of acting;
          (iii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or
          (iv) a Custodian or public officer takes charge of the Trustee or its property.
          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11 hereof.
          If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of the successor Trustee’s succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 5.9, the Company’s obligations under Section 5.8 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.
     SECTION 5.10 SUCCESSOR TRUSTEE BY MERGER, ETC.
          Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Notes.
     SECTION 5.11 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.
          The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $100 million as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee is subject to Section 310(b) of the TIA.
     SECTION 5.12 COLLECTION OF CLAIMS AGAINST THE COMPANY.
          The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.
ARTICLE VI
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     SECTION 6.1 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to any Person unless:
(1)	either (A) the Company shall be the resulting, surviving or transferee Person (the “Successor Company”), or (B) the Successor Company (if other than the Company) (i) shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company’s obligations for the due and punctual payment of the principal of (and premium and Additional Interest, if any) and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.11 hereof;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)	the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent provided for herein relating to such transaction have been complied with.
     SECTION 6.2 SUCCESSOR CORPORATION SUBSTITUTED.
          Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 6.1), except in the case of a lease to another Person, shall be discharged of all obligations and covenants under this Indenture and the Notes.

ARTICLE VII
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     SECTION 7.1 WITHOUT CONSENT OF HOLDERS OF NOTES.
          Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:
          (a) add to the covenants of the Company for the benefit of the Holders of Notes;
          (b) surrender any right or power herein conferred upon the Company;
          (c) make provision with respect to the conversion rights of Holders of Notes pursuant to Section 12.11 hereof;
          (d) provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6 hereof;
          (e) reduce the Conversion Price; provided, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders of Notes;
          (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
          (g) make any changes or modifications to this Indenture necessary in connection with the registration of any Notes under the Securities Act as contemplated in the Registration Rights Agreement, provided, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders of Notes in any material respect;
          (h) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders of Notes in any material respect;
          (i) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (i) does not adversely affect the interests of the Holders of Notes; or
          (j) comply with the procedures of the Depositary.

     SECTION 7.2 WITH CONSENT OF HOLDERS OF NOTES.
          Except as provided below in this Section 7.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Notes represented at such meeting.
          Without the written consent or the affirmative vote of each Holder of Notes so affected, an amendment, modification or waiver under this Section 7.2 may not:
          (a) change the stated maturity of the principal of, or any installment of interest (including Additional Interest, if any) on, any Note;
          (b) reduce the principal amount of, or premium, if any, on any Note;
          (c) reduce the interest (including Additional Interest, if any) on any Note;
          (d) change the currency of payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Note;
          (e) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;
          (f) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2 hereof;
          (g) amend the Repurchase Right after the occurrence of a Change of Control or the right to convert any Note in a manner adverse to the Holders; provided, however, that the execution of a supplemental indenture solely to permit a Successor Company to assume the Company’s obligations under the Notes shall not be deemed to be adverse to the Holders;
          (h) modify the redemption payment provisions of the Indenture in a manner adverse to the Holders of the Notes;
          (i) reduce the percentage of aggregate principal amount of Notes outstanding required to waive a default or amend or modify this Indenture, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;
          (j) reduce the requirements of Section 8.4 hereof for quorum or voting, or reduce the percentage of aggregate principal amount of the Outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture; or
          (k) modify in any manner the calculation of the Make-Whole Premium.

          It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     SECTION 7.3 COMPLIANCE WITH TRUST INDENTURE ACT.
          Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.
     SECTION 7.4 REVOCATION OF CONSENTS AND EFFECT OF CONSENTS OR VOTES.
          Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.
          An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the Outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (j) of Section 7.2 hereof, the amendment, supplement or waiver shall bind only each Holder of a Note which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the Note of the consenting or affirmatively voting, as the case may be, Holder.
          The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be not more than 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.
     SECTION 7.5 NOTATION ON OR EXCHANGE OF NOTES.
          If an amendment, supplement or waiver changes the terms of a Note:
          (a) the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or
          (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     SECTION 7.6 TRUSTEE TO SIGN AMENDMENT, ETC.
          The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.
ARTICLE VIII
MEETING OF HOLDERS OF NOTES
     SECTION 8.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED.
          A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.
     SECTION 8.2 CALL NOTICE AND PLACE OF MEETINGS.
          (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 8.1 hereof, to be held at such time and at such place in The City of New York as the Trustee may determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 13.2 hereof, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 8.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.
     SECTION 8.3 PERSONS ENTITLED TO VOTE AT MEETINGS.
          To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     SECTION 8.4 QUORUM; ACTION.
          The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.
          At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.2 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Notes represented and voting at such meeting.
          Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.
     SECTION 8.5 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.
          (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.3 hereof and the appointment of any proxy shall be proved in the manner specified in Section 8.3 hereof. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.3 hereof or other proof.
          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 8.2(b) hereof, in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.
          (c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.
          (d) Any meeting of Holders of Notes duly called pursuant to Section 8.2 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.
     SECTION 8.6 COUNTING VOTES AND RECORDING ACTION OF MEETINGS.
          The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 hereof and, if applicable, Section 8.4 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE IX
COVENANTS
     SECTION 9.1 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.
          The Company will duly and punctually pay the principal of and premium, if any, and interest (including Additional Interest, if any) in respect of the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day prior to the stated maturity of any Note or installment of interest (including Additional Interest, if any), all payments so due.
     SECTION 9.2 MAINTENANCE OF OFFICES OR AGENCIES.
          The Company shall maintain a Place of Payment for the Notes in the Borough of Manhattan, The City of New York, which will be an office or agency where Notes may be:
(i)	presented or surrendered for payment;

(ii)	surrendered for registration of transfer or exchange;

(iii)	surrendered for conversion;
and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office or agency of the Trustee in the Borough of Manhattan, the City of New York, shall initially be such office or agency of the Company, unless and until the Company shall designate and maintain some other office or agency for one or more of such purposes.
          The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 4.13 hereof, the Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 13.2 hereof, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.
          If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.
     SECTION 9.3 CORPORATE EXISTENCE.
          Subject to Article 6 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises of the Company and each Significant Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of

Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.
     SECTION 9.4 MAINTENANCE OF PROPERTIES.
          The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.
     SECTION 9.5 PAYMENT OF TAXES AND OTHER CLAIMS.
          The Company will, and will cause any Significant Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
     SECTION 9.6 REPORTS.
          If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Note, the Company will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Note designated by such Holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Note; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such Note was last acquired from the Company or an “affiliate” of the Company.
     SECTION 9.7 COMPLIANCE CERTIFICATE; NOTICE OF REGISTRATION DEFAULT.
          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officer’s Certificate signed by two Officers of the Company (at least one of whom shall be the principal executive officer or the principal financial officer) stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. In the event an Officer of the Company comes to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers’ Certificate to the Trustee within five Business Days of obtaining such actual knowledge specifying such Default and the nature and status thereof.
          (b) When any Registration Default (as defined in the Resale Registration Rights Agreement) occurs, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officer’s Certificate specifying the nature of such Registration Default. In addition, the Company shall deliver to the Trustee on each Interest Payment Date during the continuance of a Registration Default and on the Interest Payment Date following the cure of a Registration Default, an Officer’s Certificate specifying the amount of Additional Interest which have accrued and which are then owing under the Resale Registration Rights Agreement.
     SECTION 9.8 RESALE OF CERTAIN NOTES.
          During the period of two years after the last date of original issuance of any Notes, the Company shall not, and shall use its reasonable efforts not to permit any of its “affiliates” (as defined under Rule 144 under the Securities Act) to, resell any Notes which constitute “restricted securities” under Rule 144, that are acquired by any of them within the United States or to “U.S. persons” (as defined in Regulation S) except pursuant to an effective registration statement under the Securities Act or an applicable exemption therefrom. The Trustee shall have no responsibility or liability in respect of the Company’s performance of its agreement in the preceding sentence.
     SECTION 9.9 LIMITATION ON INDEBTEDNESS
          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Senior Indebtedness or any Parity Indebtedness.
          The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Senior Indebtedness or Parity Indebtedness (collectively, “Permitted Debt”):
          (a) the incurrence by the Company and any Restricted Subsidiary of any Senior Indebtedness or Parity Indebtedness; provided that (w) the aggregate principal amount of all such Indebtedness outstanding at any one time does not exceed $8.0 million, (x) the average yield to maturity of such Indebtedness does not exceed 12% per annum, (y) such Indebtedness is not convertible, exchangeable or exercisable into Capital Stock of the Company, and (z) any warrants for Common Stock issued to the holders of such Indebtedness in connection with the Company’s incurrence thereof shall not be exercisable into more than the number of shares equal to 15% of the principal amount of such Indebtedness divided by the exercise price of such warrants;
          (b) the incurrence by the Company and its Subsidiaries of Indebtedness outstanding on the date hereof set forth on Schedule I hereto;

          (c) the incurrence by the Company or any of its Restricted Subsidiaries of Strategic Indebtedness;
          (d) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries;
          (e) the guarantee by the Company or any of the guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this section;
          (f) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance Guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others; and
          (g) the incurrence of Indebtedness arising from the agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that: (a) such Indebtedness is not reflected as a liability on the balance sheet of the Company or any Restricted Subsidiary of the Company, and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition.
          For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, liens or obligations in support of letters of credit supporting Indebtedness shall not be included to the extent such letters of credit are included in the amount of such Indebtedness.
          Accrual of interest and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section.
ARTICLE X
REDEMPTION OF NOTES
     SECTION 10.1 OPTIONAL REDEMPTION.
          (a) The Company shall not redeem the Notes at any time prior to September 1, 2009.
          (b) On or after September 1, 2009, the Company may, at its option, redeem the Notes for cash in whole at any time or in part from time to time, on any date prior to maturity, upon notice as set forth in Section 10.4 at a redemption price equal to 100% of the principal amount of the Notes called for redemption (the “Redemption Price”); provided, however, the Company may only redeem the Notes if, beginning on September 1, 2009, the VWAP of the Common Stock equals or exceeds 200% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30 Trading Day period ending on the Trading Day prior to the date the notice of the redemption pursuant to this Section 10.1(b) is mailed pursuant to Section 10.4.
          (c) The Company shall pay any interest on the Notes called for redemption pursuant to this Section 10.1 (including those Notes which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date) accrued but not paid to, but excluding, the Redemption Date. Such interest shall be paid to the Holder entitled to the Redemption Price; provided that if the Redemption Date is an Interest Payment Date, the Company shall pay the interest to the Holder of the Note at the close of business on the corresponding Regular Record Date.
     SECTION 10.2 NOTICE TO TRUSTEE.
          If the Company elects to redeem Notes pursuant to the redemption provisions of Section 10.1(a) or (b) hereof (such election to be evidenced by a resolution of the Company’s board of directors), it shall notify the Trustee at least 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of such intended Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed.
     SECTION 10.3 SELECTION OF NOTES TO BE REDEEMED.
          If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the Outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Notes to be redeemed or any integral multiple thereof.
          If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.
          The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.
     SECTION 10.4 NOTICE OF REDEMPTION.
          Notice of redemption shall be given in the manner provided in Section 13.2 hereof to the Holders of Notes to be redeemed. Such notice shall be given not less than 30 nor more than 60 days prior to the Redemption Date. All notices of redemption shall state:
(1)	the Redemption Date;

(2)	the Redemption Price and interest accrued and unpaid to the Redemption Date, if any;

(3)	if fewer than all the Outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

(4)	that on the Redemption Date the Redemption Price and, as provided in Section 10.1(c), interest accrued and unpaid to the Redemption Date, and Additional Interest, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such date;

(5)	the Conversion Price then in effect, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

(6)	the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any; and

(7)	the CUSIP number of the Notes.

(8)	the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.7 hereof, and shall specify the serial numbers of Notes and the portions thereof called for redemption.
          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request delivered in writing at least 45 days prior to the Redemption Date, accompanied by the form of notice described above, by the Trustee in the name of and at the expense of the Company.

     SECTION 10.5 EFFECT OF NOTICE OF REDEMPTION.
          Notice of redemption having been given as provided in Section 10.4 hereof, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (and, as provided in Section 10.1(c), accrued interest and Additional Interest, if any, to the Redemption Date) and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest; provided that the Company may specify in such notice conditions to the redemption of the Notes that must be met on or prior to the Redemption Date, including the receipt of proceeds from concurrent equity or other financings, in which case the Redemption Date shall not occur, and the Notes to be redeemed shall not be due and payable at the Redemption Price, until such conditions are satisfied. Upon surrender of any such Note for redemption in accordance with such notice (including the satisfaction of all applicable conditions), such Note shall be paid by the Company at the Redemption Price (and, as provided, in Section 10.1(c), Additional Interest and accrued interest, if any, to the Redemption Date); provided, however, that the installments of interest on Notes whose stated maturity is prior to or on the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.7 hereof.
          If any Note called for redemption shall not be so paid when due upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the interest rate set forth on the Note.
     SECTION 10.6 DEPOSIT OF REDEMPTION PRICE.
          Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest and Additional Interest, if any, on, all the Notes to be redeemed on that Redemption Date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit payable on Notes called for redemption on that date which have been converted prior to the date of such deposit.
          If any Note called for redemption is converted prior to the Redemption Date, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the fifth paragraph of Section 2.1 hereof) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.
     SECTION 10.7 NOTES REDEEMED IN PART.
          Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or

Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
ARTICLE XI
REPURCHASE AT THE OPTION OF A HOLDER
     SECTION 11.1 REPURCHASE RIGHT UPON A CHANGE OF CONTROL.
          In the event that a Change of Control shall occur, each Holder shall have the right (the “Repurchase Right”), at the Holder’s option to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on a date (the “Repurchase Date”) that is less than 45 days after the date of the Company Notice at a purchase price equal to 105% of the principal amount of the Notes to be repurchased (the “Repurchase Price”), plus interest accrued and unpaid to, but excluding, the Repurchase Date.
          Notwithstanding the foregoing, installments of interest on Notes whose stated maturity is prior to or on the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.1 hereof.
     SECTION 11.2 NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC. UPON CHANGE OF CONTROL
          (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Notes, within 30 days after the Company becomes aware of the occurrence of a Change of Control, the Company, or, at the written request and expense of the Company within 30 days after the Company becomes aware of such occurrence, the Trustee, shall give to all Holders of Notes notice, in the manner provided in Section 13.2 hereof, of the occurrence of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof (the “Company Notice”). The Company shall also deliver a copy of such notice of a Repurchase Right to the Trustee. Each notice of a Repurchase Right shall state:
(1)	the Repurchase Date;

(2)	the date by which the Repurchase Right must be exercised;

(3)	the Repurchase Price and accrued and unpaid interest, if any;

(4)	a description of the procedure which a Holder must follow to exercise a Repurchase Right, and the place or places where such

Notes are to be surrendered for payment of the Repurchase Price, accrued and unpaid interest and Additional Interest, if any;

(5)	that on the Repurchase Date the Repurchase Price, accrued and unpaid interest and Additional Interest, if any, will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

(6)	the Conversion Price then in effect, the date on which the right to convert the principal of the Notes will terminate and that accrued and unpaid interest on the Notes is forfeited upon any conversion after October 31, 2008;

(7)	that a Make-Whole Premium is required to be paid upon any conversion in connection with a Change of Control;

(8)	the amount of the Notes to be repurchased will terminate and the place where such Notes may be surrendered for conversion, and

(9)	the place or places where such Notes, together with the Option to Elect Repayment Upon a Change of Control certificate included in Exhibit A annexed hereto are to be delivered for payment of the Repurchase Price and accrued and unpaid interest, if any.
          No failure of the Company to give the foregoing notices or defect therein shall any Holder’s right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.
          If any of the foregoing provisions or other provisions of this Article 11 are inconsistent with applicable law, such law shall govern.
          (b) To exercise a Repurchase Right, a Holder shall deliver to the Trustee prior to or on the first day prior to the Repurchase Date:
(1)	written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the Repurchase Right is being made thereby, and

(2)	the Notes with respect to which the Repurchase Right is being exercised.
Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date. The Company shall not pay accrued and unpaid interest on any Notes so converted except as provided in Section 12.2.
          (c) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash as provided above, for payment to the Holder on the Repurchase Date, together with Additional Interest, if any, and accrued and unpaid interest to the Repurchase Date payable in cash with respect to the Notes as to which the Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 2.1 hereof.
          (d) If any Note (or portion thereof) surrendered for repurchase shall not be paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the interest rate, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.
          (e) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
          (f) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15 hereof.
     SECTION 11.3 REPURCHASE UPON SPECIFIED DATES
          (a) If an FDA Approval Event has not occurred by September 1, 2009 (the “Put Right Event”), the Notes shall be purchased in cash, in whole or in part (which must be equal to $1,000 principal amount or any integral multiple thereof), by the Company, at the option of Holders, in accordance with the provisions of this Section 11.3 at a cash purchase price equal to 100% of the principal amount of the surrendered Notes together with accrued but unpaid interest, if any, to but excluding the Put Right Purchase Date (the “Put Right Purchase Price”).
          (b) The Company shall give written notice of the occurrence of the Put Right Event by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to beneficial owners to the extent and in the manner required by applicable law no later than September 1, 2009 (the “Company Put Right Notice”). The

Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Holder and shall state:
          (i) the Put Right Purchase Price and the Conversion Rate then in effect;
          (ii) the name and address of the Paying Agent and the Conversion Agent;
          (iii) that Notes as to which a Put Right Purchase Notice has been given may be converted, if they are otherwise convertible, only in accordance with the Indenture and only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
          (iv) that Notes must be surrendered to the Paying Agent as a condition to collecting payment of the Put Right Purchase Price;
          (v) that the Put Right Purchase Price for any Note as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Note as described in subclause (iv) above;
          (vi) the procedures the Holder must follow to exercise rights under this section and a brief description of those rights;
          (vii) briefly, the conversion rights of the Notes;
          (viii) the procedures for withdrawing a Put Right Purchase Notice (including a summary of the terms of paragraph (g) below);
          (ix) that, unless the Company fails to pay such Put Right Purchase Price on Notes for which a Put Right Purchase Notice has been submitted, such Notes shall no longer be outstanding and interest on such Notes will cease to accrue on and after the Put Right Purchase Date; and
          (x) the CUSIP number of the Notes.
          (c) If any of the Notes to be repurchased are in the form of a Global Note, the Company shall modify such notice to the extent necessary to accord with the Depositary’s applicable procedures relating to repurchases.
          (d) At the Company’s request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company; provided further that the Company shall make such request and deliver the text of such Company Put Right Notice at least second Business Days prior to the date by which such Company Put Right Notice must be given in accordance with this section (unless a shorter period shall be satisfactory to the Trustee).

          (e) To exercise its rights pursuant to this section, the Holder shall deliver to the Paying Agent a properly completed put right purchase notice (each, a “Put Right Purchase Notice”) at any time from the opening of business on the Business Day after September 1, 2009 stating:
          (i) if certificated Notes have been issued, the certificate number of the Note that the Holder will deliver for repurchase (or if the Notes are not certificated, the Put Right Purchase Notice must comply with the Depositary’s applicable procedures relating to purchases),
          (ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof, and
          (iii) that such Note shall be purchased within 30 days of delivery of the Put Right Purchase Notice (the “Put Right Purchase Date”) pursuant to the terms and conditions in this Section and the Notes.
          (f) The Company shall pay the Put Right Purchase Price for all Notes with respect to which a Put Right Purchase Notice is given and not validly withdrawn, promptly following the delivery of such Notes to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Notes are not certificated, such delivery must comply with the Depositary’s applicable procedures relating to purchases). Delivery of such Note shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this section only if the Note delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.
          (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent a Put Right Purchase Notice contemplated by this section shall have the right to withdraw such Put Right Purchase Notice in whole or in part at any time prior to the close of business on the Business Day immediately preceding the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:
          (i) the aggregate principal amount of the Note (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted,
          (ii) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted (or, if the Notes are not certificated, the withdrawal notice must comply with the Applicable Procedures relating to withdrawals), and
          (iii) the aggregate principal amount, if any, of such Note which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.

          (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.
          (i) On or before 12:00 p.m. (noon) New York City time on the applicable Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on or after the tenth Business Day following such Put Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Notes or portions thereof which are to be purchased as of the Put Right Purchase Date.
          (i) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Note for which a Put Right Notice has been tendered and not withdrawn, then, on the Put Right Purchase Date, such Note will cease to be outstanding, and interest shall cease to accrue, whether or not the Note is delivered to the Paying Agent, and the rights of the Holder in respect of the Note shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).
          (ii) The Put Right Purchase Price shall be paid to such Holder with respect to Notes for which a Put Right Purchase Notice has been tendered and not validly withdrawn, subject to receipt of funds by the Paying Agent, promptly after the later of (A) the Business Day following the Put Right Purchase Date with respect to such Note (provided that the conditions in paragraph (f) above have been satisfied) and (B) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by such paragraph (f). Notes in respect of which a Put Right Purchase Notice has been given by the Holder thereof, may not be converted on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in paragraph (g) above.
          (iii) To the extent that the aggregate amount of cash deposited by the Company pursuant to this section exceeds the aggregate Put Right Purchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.
          (j) The Company shall only be obligated to purchase, pursuant to this section, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

ARTICLE XII
CONVERSION OF NOTES
     SECTION 12.1 CONVERSION RIGHT AND CONVERSION PRICE.
          Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Outstanding Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day immediately preceding September 1, 2011 unless the Notes or a portion thereof are called for redemption or are repurchased.
          In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Repurchase Right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Repurchase Date.
          The rate at which shares of Common Stock shall be delivered upon conversion (the “Conversion Rate”) shall be initially equal to 500 shares per $1,000 principal amount of Notes. The Conversion Price of the Notes (the “Conversion Price”) shall equal $1,000 divided by the Conversion Rate (rounded to the nearest cent). The Conversion Price shall be adjusted in certain instances as provided in Section 12.4 hereof. If a Holder converts all or any portion of its Notes prior to October 31, 2008, upon such conversion, in addition to the Common Stock such Holder would receive, the Holder will be entitled to receive with respect to each Note so converted an amount in cash equal to the difference of (i) the amount of all interest that the Company would be required to pay on such Note from the date hereof through October 31, 2008 and (ii) the amount of interest actually paid on such Note by the Company prior to the time of conversion.
     SECTION 12.2 EXERCISE OF CONVERSION RIGHT.
          To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Note to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.
          To the extent provided in Section 2.1, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Note whose maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Additional Interest, if any, to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion, as well as any taxes or duties payable pursuant to Section 12.8. To the extent provided in Section 2.1, Notes which have been called for redemption after November 1, 2008 by the Company in a notice of redemption pursuant to Section 10.4, and are converted prior to redemption, shall not require such concurrent payment to the Company upon surrender for conversion, and if converted during the time period set forth in the preceding sentence, the Holders of such converted Notes shall be entitled to receive (and retain) any accrued interest on the principal of such surrendered Notes, and Additional Interest, if any.
          Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 12.3 hereof.
          In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.
          If shares of Common Stock to be issued upon conversion of a Restricted Security, or Notes to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent the conversion notice in substantially the form set forth in Exhibit A annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Notes issued upon conversion of any Restricted Security not so accompanied by a properly completed certificate.
          The Company hereby initially appoints the Trustee as the Conversion Agent.
     SECTION 12.3 FRACTIONS OF SHARES.
          No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the date of conversion.
     SECTION 12.4 ADJUSTMENT OF CONVERSION PRICE.

          The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:
          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:
               (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.4(g)) fixed for such determination, and
               (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.
          (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
          (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 12.4(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 12.4(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:
               (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

               (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).
Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.
          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12.4(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 12.4(c), (2) any stock, securities or other property or assets (including cash) distributed as dividends or distributions in connection with a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section 12.11 hereof applies and (3) any dividends or distributions paid exclusively in cash (the securities described in foregoing are hereinafter in this Section 12.4(d) called the “securities”), then, in each such case, subject to the second succeeding paragraph of this Section 12.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 12.4(g)) with respect to such distribution by a fraction:
               (i) the numerator of which shall be the Current Market Price (determined as provided in Section 12.4(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of             shares of the Common Stock outstanding on the Record Date), and
               (ii) the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.
          If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12.4(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.
          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):
               (i) are deemed to be transferred with such shares of Common Stock;
               (ii) are not exercisable; and
               (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.4(d) (and no adjustment to the Conversion Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.4(d):
(1)	in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof,

the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

(2)	in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.
For purposes of this Section 12.4(d) and Sections 12.4(a), 12.4(b) and 12.4(c), any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.4(c) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(c) applies (or any combination thereof), shall be deemed instead to be:
(1)	a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), 12.4(b) and 12.4(c) apply, respectively (and any Conversion Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by
(2)	a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.4(a), 12.4(b) and 12.4(c) with respect to such dividend or distribution shall then be made), except:
                       (A) the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 12.4(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 12.4(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 12.4(c), and
                       (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.
          (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section 12.11 hereof applies or as part of a distribution referred to in Section 12.4(d) hereof), then and in each such case, immediately after the close of business on the Record Date of such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:
               (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) such amount of cash and (y) the number of shares of Common Stock outstanding on the Record Date, and
               (ii) the denominator of which shall be equal to the Current Market Price on such date.
          (f) In case a tender or exchange offer made by the Company or any of its subsidiaries to all holders of Common Stock for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender or exchange offer) that, combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offers, made by the Company or any of its subsidiaries to all holders of Common Stock for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this Section 12.4(f) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12.4(g)) as of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

               (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and
               (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.
Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 12.4(f) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 12.4(f).
          (g) For purposes of this Section 12.4, the following terms shall have the meanings indicated:
(1)	“Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:
               (i) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;
               (ii) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing

Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and
               (iii) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.
For purposes of any computation under Section 12.4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:
                    (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;
                    (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
                    (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.
Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
(2)	“fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(3)	“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
          To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.
          Adjustment to the Conversion Price is not necessary if Holders may participate in the transactions otherwise giving rise to an adjustment on a basis and with notice that the Board of Directors determines to be fair and appropriate. In cases where the fair market value of the portion of assets, debt securities or rights, warrants or options to purchase securities of the Company applicable to one share of Common Stock distributed to stockholders exceeds the average sale price per share of Common Stock, or the average sale price per share of options on Common Stock so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Price, a Holder, upon conversion of a Note, will be entitled to receive (in addition to the shares of Common Stock into which such Note is convertible) the kind and amounts of assets, debt securities or rights, options or warrants comprising the distribution that such Holder would have received if such Holder had converted such Note immediately prior to the record date for determining the stockholders entitled to receive such distribution.
          (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (j) In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.3 hereof.
          (k) For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
          (l) If the distribution date for the rights provided in the Company’s rights agreement, if any, occurs prior to the date a Note is converted, (i) the Holder of the Note who converts such Note after the distribution date is entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion and (ii) no adjustment shall be made to the Conversion Price pursuant to clause 12.4(b).
     SECTION 12.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.
          Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.4(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; provided that the Trustee shall have no duty or obligation to verify the accuracy of the adjusted Conversion Price. Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.
     SECTION 12.6 NOTICE PRIOR TO CERTAIN ACTIONS.
          In case at any time after the date hereof:
(1)	the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(2)	the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(3)	there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4)	there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 13.2 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:
                    (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or
                    (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.
          Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 12.6.
     SECTION 12.7 COMPANY TO RESERVE COMMON STOCK.
          The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Notes or as a Make-Whole Premium.
     SECTION 12.8 TAXES ON CONVERSIONS.
          Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
     SECTION 12.9 COVENANT AS TO COMMON STOCK.
          The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.
     SECTION 12.10 CANCELLATION OF CONVERTED NOTES.
          All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.9.
     SECTION 12.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.
          If any of following events occur, namely:
          (i) any reclassification or change of the outstanding shares of Common Stock (including a compulsory share exchange but other than changes resulting from a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock,
          (ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock or
          (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) which the Holder thereof would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 12.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trustee shall be entitled to rely on an Opinion of Counsel as to whether any such supplemental indenture is required to and does comply with the TIA. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 11 hereof.
          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.
          If this Section 12.11 applies to any event or occurrence, Section 12.4 hereof shall not apply.
     SECTION 12.12 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.
          The Trustee, subject to the provisions of Section 5.1 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 5.1 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.1 hereof, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.
     SECTION 12.13 LIMITATIONS ON CONVERSION RIGHT.
          Notwithstanding anything to the contrary in this Article, any Holder of a Note who (together with such Holder’s affiliates) holds more than $10 million in aggregate principal amount of Notes shall not have the right to convert any Note to the extent that, after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable conversion notice, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein, beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 12.13, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 12.13, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (Z) any subsequent notice by the Company or the Company’s transfer agent setting forth the number of shares of common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
     SECTION 12.14 MAKE-WHOLE PAYMENT UPON CERTAIN CHANGES OF CONTROL
          If there shall have occurred a Change of Control (including any a transaction that, but for the 105% trading price exception contained in clause (x) of the proviso to such definition would be a Change of Control), the Company shall pay a “Make-Whole Premium” to the Holders of the Notes who surrender their Notes for conversion during the period beginning 10 trading days before the anticipated effective date of the Change of Control transaction (the “Effective Date” which shall be announced by the Company in any notice or release announcing the applicable change of control transaction) and ending at the close of business on 30th business day immediately following such Effective Date (the “Change of Control Conversion Period”). The “Make-Whole Premium” shall be paid on the Effective Date of the Change of Control (or in the event that Notes are converted after the Effective Date but during the Change of Control Conversion Period, on the third business day following the end of the Change of Control Conversion Period) (such date, the “Make-Whole Delivery Date”). The Make-Whole premium shall be equal to the principal amount of Notes to be converted divided by $1,000 and multiplied by the applicable number of shares of Common Stock determined by reference to the table below (the “Make-Whole Premium Table”) and is based on the Effective Date and the Stock Price in such transaction on such Effective Date; provided that if the Stock Price or Effective Date are not set forth on the table: (i) if the actual Stock Price on the Effective Date is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Stock Prices and the two Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Effective Date equals or exceeds $8.00 per share (the “Stock Price Cap”), subject to adjustment as set forth herein, no Make-Whole Premium will be paid, and (iii) if the Stock Price on the Effective Date is less than $1.10 per share (the “Stock Price Threshold”), subject to adjustment as set forth herein, no Make-Whole Premium will be paid. “Stock Price” means the price paid per share of Common Stock in the transaction constituting the Change of Control, determined as follows (A) if Holders of the Common Stock receive only cash in the Change of Control transaction, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Change of Control transaction and (B) otherwise, the Stock Price shall be equal to the average Closing Prices of the Common Stock for each of the 10 trading days immediately preceding, but not including, the applicable Effective Date.

Effective
Date	$ 1.10	$ 2.00	$ 2.20	$ 2.40	$ 2.80	$ 2.90	$ 3.00	$ 3.20	$ 3.40	$ 3.60	$ 3.80	$ 4.00	$ 5.00	$ 6.00	$ 7.00	$ 8.00
11/15/06	409.091	195.384	169.406	148.498	117.210	111.005	105.304	95.207	86.564	79.106	72.621	66.946	46.915	35.085	27.492	22.311

11/15/07	408.069	159.890	135.679	116.501	88.470	83.028	78.068	69.386	62.071	55.856	50.536	45.950	30.390	21.791	16.578	13.192

11/15/08	397.842	109.647	88.006	71.561	49.002	44.877	41.202	34.986	29.986	25.929	22.610	19.874	11.603	7.826	5.854	4.701

09/15/09	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
          The Stock Prices set forth in the first row of the Make-Whole Premium Table will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.05 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make-Whole Premium as described above.
          The Company shall pay the Make-Whole Premium solely in shares of Common Stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Change of Control. If holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such Change of Control, then, for purposes of the foregoing, the forms of consideration in which the Make-Whole Premium shall be paid shall be in proportion to the different forms of consideration paid to holders of Common Stock in connection with such Change of Control.
          The Company shall, from time to time, appoint an independent nationally recognized investment bank to serve as calculation agent with respect to calculation of the Make-Whole Premium (the “Calculation Agent”). The Calculation Agent shall, on behalf of and on request by the Company, calculate (i) the Stock Price and (ii) the Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within three business days of the request by the Company or the Trustee. In making such calculation, in no event may the Calculation Agent make any changes to, or deviate from the calculations required by, the Make-Whole Premium Table. The Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, (x) shall notify the Holders of the Stock Price and Make-Whole Premium with respect to a Change of Control as part of the Company Notice and (y) shall notify the Holders, promptly upon the opening of business on the Effective Date of the number of shares of Common Stock (or such other securities, assets or property (including cash) into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be paid in respect of the Make-Whole Premium in connection with such Change of Control in the manner provided in this Indenture. The Company shall verify, in writing, all calculations made by the Calculation Agent pursuant to this Section.
          Notwithstanding the foregoing paragraphs, in no event will the total number of shares of Common Stock issuable upon conversion of a Note exceed 909.091 per $1,000 principal amount of Notes, subject to proportional adjustment in the same manner as the Conversion Price as set forth in clauses (a) through (c) of Section 12.5 hereof.
          On or prior to the Make-Whole Delivery Date, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) a number of shares of Common Stock (or, in the case of a Change of Control in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including cash), an amount of such other securities or other assets or property (including cash)) sufficient to pay the Make-Whole Premium with respect to all the Notes converted in connection with such Change of Control.
          Promptly after determination of the actual number of shares of Common Stock to be issued in respect of the Make-Whole Premium, the Company shall publish a notice containing this information in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.
          Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 12.3, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Make-Whole Premium Table shall be adjusted. The adjusted Stock Price Threshold, Stock Price Cap and Stock Prices set forth in the Make-Whole Premium Table shall equal the Stock Price Threshold, Stock Price Cap and such Stock Prices, as the case may be, immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to such adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the share amounts set forth in the body of the Make-Whole Premium Table shall also be adjusted in the same manner and at the same time.
          By delivering the Make-Whole Premium issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the date of conversion (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).
ARTICLE XIII
OTHER PROVISIONS OF GENERAL APPLICATION
     SECTION 13.1 TRUST INDENTURE ACT CONTROLS.
          This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.
     SECTION 13.2 NOTICES.
          Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:
(a)	if to the Company:

Ciphergen Biosystems, Inc. 6611 Dumbarton Circle Fremont, CA 94555 Attention: Chief Financial Officer
               with a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Attention: Michael J. O’Donnell

(b)	if to the Trustee:

U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Corporate Trust Department
          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.
          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.
     SECTION 13.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
          Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.
     SECTION 13.4 ACTS OF HOLDERS OF NOTES.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by:
(1)	one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

(2)	the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 8; or

(3)	a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1 hereof) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 8.6 hereof.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.
          (c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.
          (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     SECTION 13.5 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     SECTION 13.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)	a statement that each individual signing such certificate or opinion on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     SECTION 13.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 13.8 SUCCESSORS AND ASSIGNS.
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     SECTION 13.9 SEPARABILITY CLAUSE.
          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 13.10 BENEFITS OF INDENTURE.

          Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.
     SECTION 13.11 GOVERNING LAW.
          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 13.12 COUNTERPARTS.
          This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.
     SECTION 13.13 LEGAL HOLIDAYS.
          In any case where any Interest Payment Date, Redemption Date or stated maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest (including Additional Interest, if any) or principal or premium, if any, need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the stated maturity, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or stated maturity, as the case may be.
     SECTION 13.14 RECOURSE AGAINST OTHERS.
          No recourse for the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

CIPHERGEN BIOSYSTEMS, INC.

By:	/s/ Gail S. Page

Name: Gail S. Page
Title: President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Raymond S. Haverstock

Name: Raymond S. Haverstock
Title: Vice President

SCHEDULE I
Outstanding Indebtedness

EXHIBIT A
Form of Note
[FORM OF FACE OF SECURITY]
[INCLUDE IF NOTE IS A RESTRICTED SECURITY – THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF EXCEPT AS PERMITTED BY THE SECURITIES ACT.
          THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS

NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.]
[INCLUDE IF NOTE IS A GLOBAL SECURITY – THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE O R IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTS (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

CIPHERGEN BIOSYSTEMS, INC.
7.00% Convertible Senior Note due 2011
CUSIP NO.

No. ___	$

          CIPHERGEN BIOSYSTEMS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , as nominee for The Depository Trust Company, or its registered assigns, the principal sum of                      U.S. Dollars ($                    ) on September 1, 2011.
          Interest Payment Dates: March 1 and September 1, commencing March 1, 2007.
          Regular Record Dates: February 15 and August 15.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.
Dated:                     , 2006

CIPHERGEN BIOSYSTEMS, INC.
By:
	Name:	Gail S. Page
	Title:	President and Chief Executive Officer

By:
	Name:	Raymond S. Haverstock
	Title:	Vice President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 7.00% Convertible Senior Notes due 2011 described in the within-named Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

Dated: , 2006

[FORM OF REVERSE OF NOTE]
CIPHERGEN BIOSYSTEMS, INC.
7.00% Convertible Senior Note due 2011
          Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.	Principal and Interest.
          Ciphergen Biosystems, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate of 7.00% per annum, except as described in the immediately following sentence, from the date of issuance until repayment at maturity, redemption or repurchase. If an FDA Approval Event (as defined in the Indenture) shall have occurred, the interest rate on this Note shall be reduced to 4.00% per annum at all times thereafter. The Company will pay interest on this Note semiannually in arrears on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing March 1, 2007.
          Interest on the 7.00% Convertible Senior Notes due 2011 (the “Notes”) shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.
          A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date. A Holder of any Note which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Note whose maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Note (including Additional Interest, if any), notwithstanding the conversion of such Note prior to such Interest Payment Date. However, any such Holder which surrenders any such Note for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Note so converted (including Additional Interest, if any), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Note for conversion. Notwithstanding the foregoing, in the event that, after November 1, 2008, the Company calls any Notes for redemption on a date that is after a Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, and prior to the Redemption Date a Holder of any Note chooses to convert such Note, any Holder which surrenders for conversion any such Note shall be entitled to receive (and retain) such interest (including Additional Interest, if any) and need not pay the Company an amount equal to the interest (including Additional Interest, if any) on the principal amount of such Note so converted at the time such Holder surrenders such Note for conversion. Interest will be paid to, but not including, the Redemption Date to the Person entitled to receive payment of principal on such Note or Notes.

          In accordance with the terms of the Registration Rights Agreement, dated November 15, 2006 (the “Registration Rights Agreement”), between the Company and the initial beneficial Holders, upon the occurrence of a Registration Default (as defined in the Registration Rights Agreement) the Company has agreed to pay liquidated damages (“Additional Interest”) with respect to this Note in the amounts described in the Registration Rights Agreement.
          All accrued Additional Interest shall be paid in arrears to Record Holders by the Issuer as specified in the Registration Rights Agreement. The accrual of any Additional Interest hereunder will cease in accordance with the terms of the Registration Rights Agreement. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.
2.	Method of Payment.
          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.
          Principal of, and premium, if any, and interest on, Global Notes will be payable to the Depositary in immediately available funds.
          Principal and premium, if any, and interest at maturity on Physical Notes will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes (other than at maturity) will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.
3.	Paying Agent and Registrar.
          Initially, U.S. Bank National Association will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.
4.	Indenture.
          The Company issued this Note under an Indenture, dated as of November 15, 2006 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
5.	Provisional Redemption.
          The Company may not redeem the Notes at any time prior to September 1, 2009.

          On or after September 1, 2009, the Company may, at its option, redeem the Notes for cash in whole at any time or in part from time to time, on any date prior to maturity, upon notice as set forth in Section 10.4 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes called for redemption; provided, however, the Company may only redeem the Notes if, beginning on September 1, 2009, the VWAP of the Common Stock equals or exceeds 200% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30 Trading Day period ending on the Trading Day prior to the date the notice of the redemption pursuant to Section 10.1(b) of the Indenture is mailed pursuant to Section 10.4 of the Indenture.
          The Company shall pay any interest on the Notes called for redemption (including those Notes which are converted into Common Stock after the date the notice of the redemption is mailed and after the Record Date for the next succeeding Interest Payment Date but prior to the Redemption Date) accrued but not paid to the Redemption Date, pursuant to the terms of the Indenture.
          Notes in original denominations larger than $1,000 may be redeemed in part. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note as described in the prior paragraph). Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.
          On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.
          Notice of redemption will be given by the Company to the Holders as provided in the Indenture.
6.	Repurchase Right of a Holder.
          Repurchase Right Upon a Change of Control
          If a Change of Control occurs, the Holder of Notes, at the Holder’s option, shall have the right, subject to the conditions and in accordance with the provisions of the Indenture, to require the Company to repurchase the Notes (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof, provided that the portion of the principal amount of this Note to be Outstanding after such repurchase is at least equal to $1,000) at a repurchase price in cash equal to 105%, plus any interest accrued and unpaid to, but excluding, the Repurchase Date.
          No fractional shares of Common Stock will be issued upon repurchase of any Notes. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

          A Company Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a Repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture (the form of which is attached to this Note).
          Repurchase After Specified Date
          If an FDA Approval Event has not occurred by September 1, 2009, the Notes shall be purchased in cash in whole or in part (which must be equal to $1,000 principal amount or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of Section 11.3 of the Indenture for cash at a purchase price equal to 100% of the principal amount of the surrendered Notes together with accrued but unpaid interest, if any, to but excluding the Put Right Purchase Date.
7.	Conversion Rights.
          Subject to and upon compliance with the provisions of the Indenture, the Holder of Notes is entitled, at such Holder’s option, at any time before the close of business on the Business Day immediately preceding September 1, 2011, to convert the Holder’s Notes (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.
          In the case of a Note (or a portion thereof) called for redemption, such conversion right in respect of the Note (or such portion thereof) so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Repurchase Right with respect to a Note (or a portion thereof), such conversion right in respect of the Note (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date.
          The Conversion Rate shall be initially equal to 500 shares of Common Stock per $1,000 principal amount of Notes. The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture. If a Holder converts all or any portion of its Notes prior to October 31, 2008, upon such conversion, in addition to the Common Stock such Holder would receive, the Holder will be entitled to receive with respect to each Note so converted an amount in cash equal to the difference of (i) the amount of all interest that the Company would be required to pay on such Note from the date hereof through October 31, 2008 and (b) the amount of interest actually paid on such Note by the Company prior to the time of conversion.
          To exercise the conversion right, the Holder must surrender the Note (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company (the form of which is attached to this Note). Any Note surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (other than any Note whose maturity is prior to such Interest Payment Date or which is called for redemption on a date after November 1, 2008 and that is after such Regular

Record Date but prior to such corresponding Interest Payment Date), shall also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (including Additional Interest, if any) payable on such Interest Payment Date on the principal amount of the Notes being surrendered for conversion.
          No fractional shares of Common Stock will be issued upon conversion of any Notes. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.
          Notwithstanding anything to the contrary in this Note, any holder of this Note who (together with such Holder’s affiliates) purchases more than $10 million in aggregate principal amount of Notes shall not have the right to convert this Note to the extent that, after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable conversion notice, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the preceding sentence, beneficial ownership shall be calculated as set forth in the Indenture
8.	Denominations; Transfer; Exchange.
          The Notes are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.
          In the event of a redemption in part, the Company will not be required (a) to register the transfer of, or exchange, Notes for a period of 15 Business Days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption, or (b) to register the transfer of, or exchange, any such Notes, or portion thereof, called for redemption.
          In the event of redemption, conversion or repurchase of the Notes in part only, a new Note or Notes for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.
9.	Persons Deemed Owners.
          The registered Holder of this Note shall be treated as its owner for all purposes.
10.	Unclaimed Money.
          The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
11.	Discharge Prior to Redemption or Maturity.
          Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Notes and the Indenture if (1) (a) all of the Outstanding Notes shall become due and payable at their scheduled maturity within one year or (b) all of the Outstanding Notes are scheduled for redemption, or have otherwise become due, within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Notes on the date of maturity or redemption, as the case may be.
12.	Amendment; Supplement; Waiver.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note. The Indenture also contains provisions permitting the Trustee to make certain amendments to the Indenture and the Notes without the consent of any Holders of Notes.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Additional Interest, if any) on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note (or pay cash in lieu of conversion) as provided in the Indenture.
13.	Defaults and Remedies.
          The Indenture provides that an Event of Default with respect to the Notes occurs when any of the following occurs:
          (a) default in the payment of principal of (or premium, if any, on) any of the Notes at its stated maturity, upon redemption or exercise of a Repurchase Right or otherwise;
          (b) default in the payment of interest or Additional Interest, if any, on any of the Notes when due and payable and continuance of such default for a period of 30 days;

          (c) default in the performance or breach of any term, covenant or agreement of the Company in the Indenture or this Note and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
          (d) failure to comply with Section 9.9 of the Indenture, where such failure continues for a period of 30 consecutive days from the date on which the Company first fails to comply with the provisions of such Section 9.9;
          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries, whether such indebtedness now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of such indebtedness prior to the expiration of the applicable grace period provided in such indebtedness (a “Payment Default”), unless such indebtedness is discharged, or (ii) results in the acceleration of such indebtedness prior to its stated maturity, unless such acceleration is waived, cured, rescinded or amended, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;
          (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
          (g) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or
          (h) failure to provide the notice required upon a Change in Control.
          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared, or may become, due and payable in the manner and with the effect provided in the Indenture.

14.	Authentication.
          This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.
15.	Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
     16. Additional Rights of Holders of Transfer Restricted Notes.
          In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.
17.	CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on this Note and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18.	Governing Law.
          The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.
19.	Successor Corporation.
          In the event a successor corporation assumes all the obligations of the Company under this Note, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

ASSIGNMENT FORM
          To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Name:

(Print our name exactly as it appears on the face of this Note)

Your Signature

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM (OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE).

In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144(k) under the Securities Act (other than a transfer pursuant to an effective registration statement under the Securities Act) , the undersigned confirms that without utilizing any general solicitation or general advertising that:
          [Check One]

☐ (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
          or

☐ (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
               If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.9 of the Indenture shall have been satisfied.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

CONVERSION NOTICE

TO:	CIPHERGEN BIOSYSTEMS, INC. 6611 Dumbarton Circle Fremont, CA 94555
               The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of interest (including Additional Interest, if any), accompanies this Note.

Dated:	Your Name:

(Print your name exactly as it appears on the face of this Note)

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

Social Security or other Taxpayer
Identification Number:

Principal amount to be converted (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Notes (if to be delivered) other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO:	CIPHERGEN BIOSYSTEMS, INC. 6611 Dumbarton Circle Fremont, CA 94555
               The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Ciphergen Biosystems, Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with interest and Additional Interest, if any, accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Dated:	Your Name:

(Print your name exactly as it appears on the face of this Note)

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

Social Security or other Taxpayer
Identification Number:

Principal amount to be converted (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES FOR PHYSICAL NOTES2
          The following exchanges of a part of this Global Note for Physical Notes have been made:

Principal Amount of
This Global Note
	Amount of decrease	Amount of increase	following such
	in Principal Amount	in Principal Amount	Decrease (or
Date of Exchange	of This Global Note	of This Global Note	Increase)

2	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
Regulation S Certificate
_______________, ____
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Attention: Corporate Trust Department
Fax: (651) 495-8097

Re:	Ciphergen Biosystems, Inc. (the “Company”) 7.00% Convertible Senior Notes Due 2011 (the “Notes”)
Ladies and Gentlemen:
          In connection with our proposed sale of $[                    ] aggregate Principal Amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     1. the offer of the Notes was not made to a Person in the United States;
     2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable (or applicable successor rules);
     4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and the conditions of Rule 903(b) or 904(b) of Regulation S, as applicable (or applicable successor rules) have been satisfied; and
     5. we have advised the transferee of the transfer restrictions applicable to the Notes.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party, in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

B-1

Very truly yours,

[Name of Transferor]

By

Authorized Signature

B-2

EXHIBIT C
Rule 144A Certificate
_______________, ____
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Attention: Corporate Trust Department
Fax: (651) 495-8097

Re:	Ciphergen Biosystems, Inc. (the “Company”) 7.00% Convertible Senior Notes Due 2011 (the “Notes”)
Ladies and Gentlemen:
          In connection with our proposed sale of $[                    ] aggregate Principal Amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
          1. the transferee is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;
          2. the transferee, and any account of the transferee referred to in paragraph (1) above, is a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act of 1933; and
          3. the transferee has received such information regarding the Company as the transferee has requested pursuant to Rule 144A, or the transferee has determined not to request such information.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party, in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By

Authorized Signature

C-1